UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2023

CARDLYTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38386		26-3039436
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)
675 Ponce de Leon Avenue NE, Suite 6000	Atlanta	Georgia	30308
(Address of principal executive offices, including zip code)
	(888)	798-5802
(Registrant's telephone, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	CDLX	The Nasdaq Stock Market LLC
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
Cooperation Agreement
On September 19, 2023, Cardlytics, Inc. (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with CAS Investment Partners, LLC and certain of its affiliates (collectively, the “Investors”) regarding the membership and composition of the board of directors of the Company (the “Board”) and related matters. Pursuant to the Cooperation Agreement, the Company agreed to increase the size of the Board to nine directors and take all actions necessary to appoint Alex Mishurov to the Board to fill the vacancy created by the increase as a new Class I director with an initial term expiring at the Company’s 2025 annual meeting of stockholders (the “2025 AGM”). In addition, the Company agreed to appoint Mr. Mishurov to the Nominating and Governance Committee, the Compensation Committee and the Transaction Committee of the Board.
The Cooperation Agreement also includes customary standstill obligations and mutual non-disparagement provisions during the Standstill Period. Under the Cooperation Agreement, the “Standstill Period” begins on the date of the Cooperation Agreement and ends on the earlier of (i) October 1, 2024 and (ii) the date that is 30 calendar days prior to the deadline for the submission of stockholder director nominations for the 2025 AGM. The Cooperation Agreement will terminate at the end of the Standstill Period.
Under the Cooperation Agreement, if, during the Standstill Period, Mr. Mishurov resigns from the Board or is unable (due to death or disability) to, or refuses to, serve on the Board for any reason, then the Company and the Investors will designate a mutually agreed-upon replacement director, provided that such replacement director will not be any Investor or an affiliate, associate or employee of any Investor or any other person that files a Schedule 13D with the Securities and Exchange Commission with respect to the Company. Such replacement rights will terminate upon the earlier to occur of (i) the Investors materially breaching the Cooperation Agreement, subject to a cure period, (ii) the conclusion of the Standstill Period and (iii) the Investors no longer beneficially owning at least 10% of the Company’s total outstanding voting power.
During the Standstill Period, the Investors have agreed to vote all of their shares of the Company in accordance with the Board’s recommendations on all proposals or business that may be the subject of stockholder action at stockholder meetings held during the Standstill Period, except (i) if either Institutional Shareholder Services Inc. or Glass Lewis & Co., LLC recommends against the Board’s recommendation for a proposal (other than with respect to director elections), the Investors may follow such alternative recommendation, and (ii) the Investors may vote in their sole discretion with respect to any publicly announced proposals required in connection with certain business combination or extraordinary transactions involving the Company or in connection with the implementation of takeover defenses not in existence as of the date of the Cooperation Agreement.
The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On September 19, 2023, the Board authorized an increase the size of the Board to nine directors and appointed Mr. Mishurov to serve as a Class I director of the Company, effective immediately. Mr. Mishurov’s term will expire at the 2025 AGM. In addition, the Board appointed Mr. Mishurov to serve as a member of the Nominating and Governance Committee, the Compensation Committee and the Transaction Committee of the Board, effective immediately.
Alex Mishurov, age 48, has served as Chief Executive Officer and Chief Investment Officer of KPS Global Asset Management, a global alternative investment firm focused on public and private investments in robotics, technology, and e-commerce since 2017. Prior to founding KPS, Mr. Mishurov was a partner and a portfolio manager of Tremblant Capital Group from 2004 to 2017. Previously, he was a private equity analyst at The Blackstone Group and a mergers and acquisitions investment banking analyst at Salomon Smith Barney. Mr. Mishurov holds a BS from the University of Colorado Boulder and an MBA degree from Harvard Business School.
Mr. Mishurov will not receive any compensation for his service as a director through the 2025 AGM. If elected by the Company’s stockholders to continue as a director at the 2025 AGM, pursuant to the Company’s non-employee director compensation policy, Mr. Mishurov will then be entitled to receive, on a going forward basis, a $30,000 annual retainer for his service as director and an aggregate $20,000 annual retainer for his service as a member of the Nominating and Governance Committee and the Compensation Committee. Also beginning at the 2025 AGM and at each annual stockholder meeting thereafter at which Mr. Mishurov’s term as a director continues, Mr. Mishurov will be entitled to receive a restricted stock unit award equal to a number of shares with a grant date fair value of $165,000. The restricted stock unit awards will vest in full on the first anniversary of such grant date, provided that he is, as of such vesting date, then a director of the Company. Mr. Mishurov has also entered into the Company’s standard form of indemnification agreement.

Mr. Mishurov was selected as a director of the Company pursuant to the Cooperation Agreement between the Company and the Investors, the material terms of which are outlined in Item 1.01 of this Current Report on Form 8-K and are incorporated into this Item 5.02 by reference. There are no family relationships between Mr. Mishurov and any director or executive officer of the Company and Mr. Mishurov does not have any direct or indirect material interest in any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
ITEM 7.01 REGULATION FD DISCLOSURE
On September 19, 2023, the Company issued a press release announcing the appointment of Mr. Mishurov as a Class I director of the Company and as a member of the Nominating and Governance Committee, the Compensation Committee and the Transaction Committee of the Board and the entry into of the Cooperation Agreement.
A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report. The information contained in the press release furnished as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit	Exhibit Description
10.1	Cooperation Agreement, dated as of September 19, 2023, by and among Cardlytics, Inc. and the investors named therein
99.1	Press release dated September 19, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cardlytics, Inc.

Date:	September 19, 2023	By:	/s/ Alexis DeSieno
Alexis DeSieno
Chief Financial Officer (Principal Financial and Accounting Officer)